Exhibit 10(i)


                  Description of Officer Incentive Plan *

     The Company's wholly-owned subsidiary, Community National Bank, maintains an Officer Incentive Plan (the "Plan") for its executive and other officers. Each officer having at least one year of service is eligible to participate in the Plan. Under the Plan, two separate incentive pools are established, one for the four executive officers and another for all other officers. the incentive bonus pool for executive officers is determined by the Bank's annual rating issued by IDC Financial Publishing, Inc., an industry-wide recognized ranking service, and a weighted average return on equity over the preceding four year period. The bonus pool under the Plan is determined according to the following schedule:

          IDC Rating                          Percent of After-Tax Earnings

          Below Average                       0
          Average                             1.00%
          Excellent                           2.75%
          Superior                            4.50%
          Top 3 in State and Superior         6.00%

          Average Return on Equity(1)         Percent of After-Tax Earnings

          8.75 to 11.00%                      0
          11.01 to 12.50%                     1.25%
          12.51 to 14.00%                     2.75%
          14.01 to 15.50%                     3.75%
          15.51 to 17.00%                     4.75%
          17.01 to 18.50%                     5.75%
          18.51% and over                     6.50%


(1) For calculation of 1995 bonuses, weighted average return on equity gives 40% weight to 1995, 30% to 1994, 20% to 1993 and 10% to 1992.

     The results determined under the formulas in the above two tables are averaged to determine the amount of the incentive pool for the Bank's executive officers. The pool is divided into units and these units are distributed to the four executive officers. The return on equity targets, the applicable percentages of after-tax earnings and the allocation of the incentive units among the executive officers are determined by the Personnel Committee of the Bank's Board of Directors, subject to the approval of the full Board.

*  There is no written plan document.